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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 24, 2004
                       ----------------------------------
                        (Date of earliest event reported)


                          ARIZONA AIRCRAFT SPARES, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                   000-49849                    88-0483722
-------------------------------    -----------               -------------------
(State or other jurisdiction of    Commission                 (I.R.S. Employer
 incorporation or organization)    File Number               Identification No.)

                            3431 East Hemisphere Loop
                              Tucson, Arizona 85706
                  --------------------------------------------
               (Address of principal offices, including Zip Code)

                                 (520) 806-0666
                              ---------------------
              (Registrant's telephone number, including area code)




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Item 5.02. Appointment of New Directors.


         On November 23, 2004, Arizona Aircraft Spares, Inc., a Nevada corporation ("Arizona") and its Board of Directors appointed two new directors to the Board. These new members will serve Arizona until they are elected by the shareholders of Arizona at an annual shareholder meeting for a new term. The new appointees are Brian Arnold and John Bohringer. At the same meeting of the Board of Directors of Arizona, and after the appointment of the two new directors, Vito Peppitoni resigned as a member of the Board and as President of Arizona.

Brian Arnold
------------

Brian Arnold, 53, is a qualified Engineering Surveyor. Mr. Arnold has a history in Telecommunications, Internet, Software and Computer Technology. Mr. Arnold has been involved in developing police database networks for fingerprint recognition and criminal investigations intelligence systems, as well as the latest high-speed broadband wireless internet technology.

Mr. Arnold has worked for Broadband2U for the last 2 years. Mr. Arnold was responsible for overseeing the Australian $2 million data center facility in Queensland, which is supported by a team of network and system engineers, and is monitored 24 hours a day, 7 days a week. Mr. Arnold was also in charge of technical support, sales and marketing for Broadband2U.

Prior to joining Broadband2U, Mr. Arnold was the General Manager for ColorMax Technology Pty. Ltd. for three years. The company provided world first technology lenses and computerized analysis for the determination of the type of color blindness. Prior to that, Mr. Arnold worked as a Computer Operations Consultant for numerous companies which included A.M.P. (the largest insurance company in Australia), Westinghouse, NSW Police Department, and Computa Pay, a branch of Mayne Nickless Australia.

John Bohringer
--------------

John Bohringer, 61, has been self-employed for the last five years. Mr. Bohringer has over twenty-five years international business experience including acquisitions, mergers, capital raising and corporate development.

Mr. Bohringer was Chief Executive Officer for Grace Bros. Electrical Services, which he acquired from the largest retailing group in Australia - Coles Myers/Grace Bros. Grace Bros. Electrical Services was a leading television and video rental service company incorporating an in-house hospital telephone and television broadcasting telecommunications division. Grace Bros. Electrical Services was quoted on the Sydney Stock Exchange in Australia under the public company name of Allen Communications Limited. While CEO of the new public company, Mr. Bohringer negotiated takeovers of The Electronic Sales and Rental Group in Australia and The Allen Communications Company in America, who operated telephone, television, nurse paging and in-house broadcasting telecommunications systems in hospitals such as St. Vincent Hospital in San Francisco.


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Mr. Bohringer has extensive experience in the insurance industry, having owned three insurance brokering groups and was Chief Executive Officer of an insurance company called Rossfield Insurance Corporation Limited in Australia, which incorporated a Lloyds of London underwriting agency.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Arizona Aircraft Spares, Inc.

By: s/s April L. Robertson
    ------------------------------
    April L. Robertson, Secretary


Date:    December 1, 2004